UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2022

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 West Sixth Avenue, Lakewood, Colorado (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: 303-987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, no par value	MLAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 5, 2022, Mesa Laboratories, Inc. (“Mesa,” “us,” “our,” or “we”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), as sales agent, pursuant to which we may issue and sell, from time to time, through Jefferies, shares of our common stock with an aggregate value of up to $150 million.

We are not obligated to sell any shares of common stock under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, Jefferies will use commercially reasonable efforts consistent with its normal trading and sales practices, to sell shares of common stock from time to time based upon Mesa’s instructions, including any price, time or size limits specified by us. Upon delivery of a placement notice, and subject to our instructions in that notice, and the terms and conditions of the Sales Agreement generally, Jefferies may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. Jefferies’ obligations to sell shares under the Sales Agreement are subject to satisfaction of certain conditions set forth in the Sales Agreement. We will pay Jefferies a commission of 3.0% of the aggregate gross proceeds from each sale of our common stock and have agreed to provide Jefferies with customary indemnification and contribution rights. We have also agreed to reimburse Jefferies for certain specified expenses.

Shares of common stock will be offered and sold pursuant to the Sale Agreement, our Registration Statement on Form S-3 (File No. 333-264137), which became effective under the Securities Act of 1933 upon filing, and a related prospectus supplement that was filed with Securities and Exchange Commission on April 5, 2022.

The foregoing summary of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which was filed hereto as Exhibit 1.1 and is incorporated by reference herein.

A copy of the opinion of Davis, Graham, & Stubbs LLP relating to the validity of the securities to be issued pursuant to the Sales Agreement is filed hereto as Exhibit 5.1.

The representations, warranties and covenants contained in the Sales Agreement were made solely for purposes of the agreement and as of a specific date, were solely for the benefit of the parties to the agreement and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Mesa.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
1.1	Open Market Sale AgreementSM dated April 5, 2022 by and among Mesa Laboratories, Inc. and Jefferies LLC
5.1	Legal opinion of Davis, Graham, & Stubbs LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 5, 2022		Mesa Laboratories, Inc.
(Registrant)

	BY:	/s/ Gary M. Owens
Gary M. Owens
President and Chief Executive Officer